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                                                                    EXHIBIT 99.1


Tuesday July 6, 1999, 6:00 am Eastern Time

Company Press Release

SOURCE: Vignette Corporation

V I G N E T T E   C O M P L E T E S   A C Q U I S I T I O N   O F
D I F F U S I O N ;   A N N O U N C E S   V I G N E T T E
M U L T I - C H A N N E L   S E R V E R (TM)

Vignette Completes Initial Technical Integration of Diffusion Technology with StoryServer(TM) 4


A u s t i n, T X (July 06, 1999) Vignette Corporation (Nasdaq: VIGN) today announced that on June 30, 1999, it completed the acquisition of Diffusion Inc., a leader in multi-channel information delivery solutions, further strengthening Vignette's position as the leading provider of Internet Relationship Management
(IRM) solutions. Vignette announced the acquisition of Diffusion earlier this year (see release, "Vignette To Acquire Diffusion," May 11, 1999), and completed the initial technology integration in less than three months. Today, Vignette is also announcing the Vignette Multi-Channel Server, a solution based on the integrated technology, enabling organizations to extend their online customer relationship building to other customer touchpoints.

"Internet Relationship Management needs to become more sophisticated because customers are requiring access to mission-critical information through channels other than just the Internet," said Bill Blundon, executive vice president of Extraprise Group. "With this acquisition, Vignette is taking IRM beyond the Internet and providing customers with personalized information using e-mail, fax, telephone and pagers."

"Acquisitions such as this one are very important to Vignette because it improves our customers' ability to compete and win online," said Greg Peters, president and CEO of Vignette Corporation. "We are combining the technology to advance IRM to a higher, more personalized level. This starts a whole new phase of relationship management in that customers can now be reached via many different channels, Web-based or otherwise."

Vignette Multi-Channel Server(TM)
Vignette Multi-Channel Server is targeted towards organizations that look to develop tighter, more individual customer relationships with their online customer base. The new software provides a central point of management and control for automated interaction with a defined customer community. Vignette Multi-Channel Server will enable Vignette customers to manage the distribution of personalized information across any delivery channel, including the Web, e-mail, fax, pager and telephone, regardless of the channel the communication originates from or is routed through.
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For example, an online brokerage may want to alert its customers about an impending stock split and offer them the ability to add to their holdings in advance of the split. Some customers will receive this message in their email along with a reply form, others will receive a fax, and others will receive the message via their two-way pagers along with appropriate reply options, depending on the communication methods selected by those individuals. The brokerage will receive responses to the messages and can automatically take the appropriate action.

Current Vignette Multi-Channel Server customers include First Union National Bank, Bank of America, Wit Capital, SmithKline Beecham, GTE/TSI, Diamond Multimedia and Madge.

About Vignette
Vignette Corporation (Nasdaq: VIGN), the leader in the category of Internet Relationship Management (IRM) software products and services, provides enterprise solutions for companies that are building businesses online. More than 225 global companies, including First Union National Bank, U S West, National Semiconductor, DaimlerChrysler, Nokia, Qualcomm, CNET, Bertelsmann and Ziff-Davis' ZDNet, use Vignette solutions as part of their online strategy. Vignette has won numerous industry awards including the Crossroads A-list Award; Red Herring Magazine's 100 - Top 50 Public Companies in 1999, Best Overall Private Company in 1998 and 1998 Best Product Award for StoryServer. In April 1999, the company's StoryServer(TM) 4 was included in the Permanent Research Collection on Information Technology at the Smithsonian's National Museum of American History.

Vignette spearheaded the Information & Content Exchange (ICE) initiative with more than 80 other member companies including Microsoft, National Semiconductor and Sun Microsystems. Based on the Extensible Markup Language (XML), ICE 1.0 is the world's first protocol to enable content syndication. Vignette's product line includes Vignette StoryServer(TM) 4, Vignette Development Center(TM) (VDC(TM)), and Vignette Syndication Server(TM) (VSS(TM)), the world's first ICE-compatible product. Headquartered in Austin, Texas, Vignette Corporation also has offices located throughout Europe and in Australia and can be found on the Web at http://www.vignette.com.

The statements contained in this earnings release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company's expectations, beliefs, hopes, intentions or strategies regarding the future. Forward looking statements include statements regarding future sales, market growth, and competition. All forward looking statements included in this earnings release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Actual results could differ materially from the Company's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, future losses, limited operating history, fluctuation of quarterly revenues and operating results, competition, dependence on a small number of large orders, lengthy sales cycle and product implementation, market awareness of our product, rapid changes in Internet Relationship Management technology and new products, and other factors and risks discussed in the
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Company's Registration Statement on Form S-1, as amended and filed with the
Securities and Exchange Commission.

SOURCE: Vignette Corporation